SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIRRUS CORP.

(Exact name of registrant as specified in its charter)

Nevada	2100	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Nyeri Motor Services Building	National Registered Agents Inc. of Nevada
Moi Nyayo Way	711 S. Carson Street, Suite 6
Nyeri, Kenya	Carson City, NV, 89701
+25 (472) 266-8059	(775) 882-4641
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, $0.00001 par value	30,000,000	$0.003	$90,000	$11.59

(1)        The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)        Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

SIRRUS CORP.

INITIAL PUBLIC OFFERING

NO MINIMUM - MAXIMUM 30,000,000 SHARES

Prior to this registration, there has been no public trading market for the common stock of Sirrus Corp., and it is not presently traded on any market or securities exchange. 30,000,000 shares of common stock are being offered for sale by the Company to the public.  The price per share will be $0.003 for the duration of the offering.  Funds raised under this offering will be held in a corporate escrow account and all funds raised regardless of the amount will be available to the Company.  Our president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 12.  We are classified as a shell company as defined by Rule 405 and our independent accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 120 days after this registration statement becomes effective with the Securities and Exchange Commission and will not be extended. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement, but there can be no assurance that we will be able to secure one.  We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and are not limited to any region or country.  We plan on operating our business in South America, starting in Africa.   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.  An emerging growth company could be capable of taking advantage of several exceptions. See page 7 for a discussion of these exceptions.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “Sirrus” refer to Sirrus Corp.

Corporate Background

            We were incorporated on May 7, 2014 under the laws of the State of Nevada. Our registered statutory office is located at 711 S. Carson Street, Suite 6, Carson City, Nevada 89701, (775) 882-4641. Our fiscal year end is August 31. We intend to design, market, and distribute electronic cigarettes (“e-cigarette”) in East Africa.

            Our products, services, as well as our website www.sirruscorp.com , are all in the startup stage. We have no operations, sales or revenues, and therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We estimate that the sale of 100% of the shares offered herein would allow us to implement our business plan and provide sufficient proof of concept to expand our operations.  Selling at least 75% of the offered shares herein would allow us to keep our status current with the SEC and implement our Plan of Operations, though with some compromises. We estimate that the sale of at least 50% of the shares offered herein would allow us to keep our status current with the SEC but we would likely need more funds to implement our Plan of Operations. If we sell less than 25% of the shares offered herein, we would need more funds to implement our Plan of Operations and maintain our reporting obligations.

Our company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for twelve months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $10,000 and expenses to maintain our report status for twelve months after effective date, estimated at a fixed cost of $17,500). For full disclosure; see our Use of Proceeds table further in this prospectus.

Our sole officer and director owns 100% of the outstanding shares and will own approximately 45% after this offering is completed, if all the offered shares are sold.

SUMMARY OF THE OFFERING

As of August 31, 2014, we have 25,000,000 shares of common stock issued and outstanding and are registering additional 30,000,000 shares of common stock for offering to the public. We will attempt to sell all of the offered shares of common stock after this registration becomes effective. The price at which we are offering these shares is fixed at $0.003 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

The net proceeds to us from the sale of up to 30,000,000 shares offered at a public offering price of $0.003 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $10,000, $5,000 for legal and $5,000 for accounting. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	7,500,0000	15,000,000	22,500,000	30,000,000
Gross Proceeds	$22,500	$45,000	$67,500	$90,000
Less Offering Expenses	$10,000	$10,000	$10,000	$10,000
Net Offering Proceeds	$12,500	$35,000	$57,500	$80,000

Securities being offered	Up to 30,000,000 shares of common stock, $0.00001 par value per share
Offering price per share	$0.003
Common Stock Outstanding before Offering	25,000,000 common shares as of the date of this prospectus.
Common Stock Outstanding after Offering	55,000,000 common shares (if all shares sold)
Minimum number of shares to be sold in this Offering	None
Market for the common shares

There is no public market for the common shares. The price per share is $0.003.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Market (“OTCQB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCQB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

We will receive all proceeds from the sale of the common stock. If all 30,000,000 common shares being offered are sold, the total gross proceeds to us would be $90,000. We intend to use the proceeds from this offering to maintain our reporting obligations with the SEC and implement our business plan. Detailed disclosures can be found in the section titled “Use of Proceeds”.

Termination of the offering	The offering will conclude at the earlier of the sale of all shares or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.
Terms of the offering	Our president and sole director will sell the common stock upon effectiveness of this registration statement.

            You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

SUMMARY OF FINANCIAL INFORMATION

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following tables summarize certain information, which should be read in conjunction with the information set forth in the “Management's Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and the related notes included elsewhere in this prospectus.

Balance Sheet:	As of August 31, 2014
Total Assets:	$20,183
Total Liabilities:	$1,902
Working Capital:	$17,981

Operating Data:	May 7, 2014 (inception) through August 31, 2014
Revenue:	Nil
Operating Expenses:	$6,719
Net Loss:	$(6,719)
Net Loss Per Common Share:	$(0.00)

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since its inception. We have also had no operations and have been issued a “going concern” opinion from their auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

Being an Emerging Growth Company

We are an emerging growth company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

a.       The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

b.      The last day of the fiscal year following the fifth anniversary of its initial public offering date;

c.       The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

d.      The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

•         Exemption under Sections 14(a) and (b) of the Securities Exchange Act of 1934, which would reduce the regulatory requirements relating to the disclosures, reports and communications that are typically associated with the process of public registration and permit the engagement in certain communications with potential investors who are qualified institutional buyers or institutions that are accredited investors. Pursuant to Section 105(c) of the JOBS Act, Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

•         Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

•         Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act. CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

•         Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

•         Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

•         Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

•         PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.                   Solicitation of proxies in violation of rules and regulations. It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.                  Giving or refraining from giving proxy in respect of any security carried for account of customer

1.   It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2.   With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

All the exemptions described above could be available to us, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

We are a smaller reporting company. Regardless of whether also qualified as an “emerging growth company” or not, “smaller reporting companies” are exempt from complying with various regulations that the SEC determines would be unduly burdensome or costly for these companies. These include, among others, the costly auditor attestation of internal controls under Sarbanes-Oxley Rule 404(b), the lengthy and often complex Compensation Discussion and Analysis (CD&A) disclosure for proxy statements. The Company as a registered SEC Company does not think it is exempt from  the recent Dodd-Frank “say-on-pay/frequency” legislation requiring shareholders to vote on senior executives compensation required, it is the Companies intention to comply with the “say-on-pay” shareholder vote requirements as well the shareholder vote on frequency requirements.

We have not and will not communicate with potential investors that are qualified institutional buyers or institutional accredited investors in reliance on Section 5(d) of the Securities Act. There are no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act.  No broker or dealer is participating and no broker or dealer will participate in the Company’s offering.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and is not limited to any region or country.

We believe that this offering is not subjected to Rule 419 of Regulation C because:

a.       we are a development stage company that has a specific business plan and purpose; and

b.      has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our president has been involved. There are no affiliates to the Company at this time and no one is assisting the president in this offering. RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risk Factors

Risks Associated with Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A GOING CONCERN

In their audit report dated October 31, 2014; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance us any additional capital, we believe that if we do not raise additional capital within twelve months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE GROWTH, OUR OPERATIONS COULD BE ADVERSELY AFFECTED

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital and partial devotion from our management (currently, about 15 hours per week). Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

We expect to start generating revenue only after successfully completing all the steps described in our Plan of Operations, considering that we are able to secure contracts with possible vendors to sell our products. Our Plan of Operations is expected to be completed after a twelve month period starting upon the termination of this offering, granted that we have raised enough funds to do so.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to secure contracts with vendors to carry our products. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that we will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies; will be available on acceptable terms. The inability of us to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of our operations and financial conditions.

Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED IN THIS OFFERING.

            Once and investor makes a decision to invest in this offering, the funds are deposited into our corporate escrow account. Consequently, they cannot be withdrawn by the investor.

Additionally, our sole officer and director, Mr. Guled does not have any prior experience conducting best efforts offerings and there can be no assurance that he will be able to sell any of the offered securities.  Since there is no minimum in this offering, it is possible that we will not be able to raise enough money to develop our business, continue with our reporting obligations or operations; however any investors who have already invested will not be able to withdraw their funds.  If we raise some money from investors, but not enough to develop our business, continue with our reporting obligations or operations, the investors who have participated in this offering may lose their entire investment.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.003 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.003. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

Our sole officer and director, Mr. Guled, owns 100% of the outstanding shares and will own approximately 45% after this offering is completed. As a result, he may have control of the company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

Risks Related to Investing in Our Company

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our product. To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the market of our product; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

WE REQUIRE ADDITIONAL FUNDING IN THE APPROXIMATE AMOUNT OF $250,000 TO EXPAND OUR OPERATIONS, AS PLANNED, OVER THE NEXT TWELVE MONTHS.  IF WE DO NOT SECURE THIS FUNDING, WE MAY NOT BE ABLE TO DEVELOP OUR BUSINESS AND DISTRIBUTE OUR PRODUCT, WHICH WILL PREVENT US FROM GENERATING REVENUES AND ACHIEVING PROFITABILITY.

We anticipate that we will require approximately $250,000 over the next twelve months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will expand our distribution throughout Africa. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all.

Even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $180,000 in order to carry out our anticipated business operations for the next twelve months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next twelve months.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

IN THE EVENT THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

THE RECENT DEVELOPMENT OF ELECTRONIC CIGARETTES HAS NOT ALLOWED THE MEDICAL PROFESSION TO STUDY THE LONG-TERM HEALTH EFFECTS OF ELECTRONIC CIGARETTE USE.

            Because electronic cigarettes were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of electronic cigarette use. Currently, therefore, there is no way of knowing whether or not electronic cigarettes are safe for their intended use. If the medical profession were to determine conclusively that electronic cigarette usage poses long-term health risks, electronic cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

THE MARKET FOR ELECTRONIC CIGARETTES IS A NICHE MARKET, SUBJECT TO A GREAT DEAL OF UNCERTAINTY AND IS STILL EVOLVING.

            Electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

WE EXPECT THAT NEW PRODUCTS AND/OR BRANDS WE DEVELOP WILL EXPOSE US TO RISKS THAT MAY BE DIFFICULT TO IDENTIFY UNTIL SUCH PRODUCTS AND/OR BRANDS ARE COMMERCIALLY AVAILABLE.

            We will be developing new products, brands and packaging, the risks of which will be difficult to ascertain until these products and/or brands are commercially available. Any negative events or results that may arise as we develop new products or brands may adversely affect our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS IN CHINA OR ELSEWHERE, WHICH COULD HARM OUR BUSINESS AND COMPETITIVE POSITION.

            We believe that patents, trademarks, trade secrets and other intellectual property we use and are developing are important to sustaining and growing our business. We utilize third party manufacturers to manufacture our products in China, where the validity, enforceability and scope of protection available under intellectual property laws are uncertain and still evolving. Implementation and enforcement of Chinese intellectual property-related laws have historically been deficient, ineffective and hampered by corruption and local protectionism. Accordingly, we may not be able to adequately protect our intellectual property in China, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, policing unauthorized use of our intellectual property in China and elsewhere is difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

WE MAY EXPERIENCE PRODUCT LIABILITY CLAIMS IN OUR BUSINESS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

            The tobacco industry in general has historically been subject to frequent product liability claims. As a result, we may experience product liability claims from the marketing and sale of electronic cigarettes. Any product liability claim brought against us, with or without merit, could result in:

•	liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

•	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

•	damage to our reputation and the reputation of our products, resulting in lower sales;

•	regulatory investigations that could require costly recalls or product modifications;

•	litigation costs; and

•	the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

IF WE EXPERIENCE PRODUCT RECALLS, WE MAY INCUR SIGNIFICANT AND UNEXPECTED COSTS AND OUR BUSINESS REPUTATION COULD BE ADVERSELY AFFECTED.

            We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures that could exceed our product recall insurance coverage limits and harm to our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.

WE CURRENTLY DO NOT HAVE PRODUCT RECALL INSURANCE

            We recognize that we may be subject to product recalls and, at present, do not have product recall insurance to mitigate for such a contingency. Accordingly, we cannot assure that the risks inherent to any potential product recall will be mitigated in all circumstances nor can we assure the continuing viability of our company in the event of any product recall.

PRODUCT EXCHANGES, RETURNS, WARRANTY CLAIMS, DEFECT AND RECALLS MAY ADVERSELY AFFECT OUR BUSINESS.

            Any and all products are subject to customer service claims, malfunctions and defects, which may subject us to requests for product exchanges, returns, warranty claims and recalls. If we are unable to maintain a certain degree of quality control of our products we will incur costs of replacing and or recalling our products and servicing our customers. Any product returns, exchanges, and or recalls we may make will have a material adverse effect on our business, our operations and our profitability and will likely result in the loss of customers and goodwill.

            Moreover products that do not meet our quality control standards and or those products that do not comply with East African safety and health standards or that may be defective may reduce the effectiveness, enjoyment and or cause harm to property, person and or death to persons who use the product. Any such instance will likely result in claims against us and potentially subject us to liability and legal claims which may cause injury to our reputation, goodwill and operating results.

OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED BY CURRENCY EXCHANGE RATES AND CURRENCY DEVALUATIONS.

            Our functional currency is the U.S. dollar; substantially all of our purchases and sales are currently generated in U.S. dollars. However, our manufacturers and suppliers are located in China. Fluctuations in exchange rates between our respective currencies could result in higher production and supply costs to us which would have a material adverse effect on our results of operations if we are not willing or able to pass those costs on to our customers.

OUR PRODUCTS CONTAIN NICOTINE, WHICH IS CONSIDERED TO BE A HIGHLY ADDICTIVE SUBSTANCE.

            Our products contain nicotine, a chemical found in cigarettes and other tobacco products which is considered to be highly addictive. The Family Smoking Prevention and Tobacco Control Act, empowers the FDA to regulate the amount of nicotine found in tobacco products, but may not require the reduction of nicotine yields of a tobacco product to zero. Any FDA regulation may require us to reformulate, recall and or discontinue certain of the products we may sell from time to time, which may have a material adverse effect on our ability to market our products and have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

Risks Related to Our Securities

IF OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR TRADED AND A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, SHORT SELLING COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Risks Associated with Management and Control Persons

BECAUSE OUR MANAGEMENT HAS ONLY AGREED TO PROVIDE THEIR SERVICES ON A PART-TIME BASIS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Ahmed Guled, our sole officer and director, currently devotes approximately 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Guled, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, he is prepared to devote more time to our operations, however, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail. Though Mr. Guled is otherwise employed, we do not believe that he owes any fiduciary duty to his employer which may conflict with his ability to provide services to us.

AS OUR BUSINESS ASSETS AND OUR DIRECTOR AND OFFICER ARE LOCATED IN KENYA, INVESTORS MAY BE LIMITED IN THEIR ABILITY TO ENFORCE US CIVIL ACTIONS AGAINST OUR ASSETS OR OUR DIRECTOR AND OFFICER.

Our business assets are located in Kenya and Mr. Guled, our sole director and officer is a resident of Kenya. Consequently, it may be difficult for United States investors to affect service of process upon our assets or our director or officer. It may also be difficult to realize upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Kenya by a Kenyan court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Kenyan court, in the matter. There is substantial doubt whether an original action could be brought successfully in Kenya against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

Due to the specified nature of our business, recruiting and retaining certain key personnel is essential to the development and operation of our business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING OUR BUSINESS, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running an “e-cigarette” distribution business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Additionally, Mr. Guled doesn’t have any experience operating a public company.  Due to his lack of experience there is a risk that he will not be fully aware of all of the obligations of a public company and may not apportion resources appropriately to build the company’s business and also comply with all of its obligations as a public company.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Our president holds 25,000,000 shares of our common stock. In the event the conditions of Rule 144 are met (see Plan of Distribution), sales of a substantial number of shares of common stock, including the sale of shares held by our President, in any public market after the closing of this offering would likely cause the market price of our common stock to decline.

WE MAY INDEMNIFY OUR DIRECTORS AND OFFICERS AGAINST LIABILITY TO US AND OUR STOCKHOLDERS, AND SUCH INDEMNIFICATION COULD INCREASE OUR OPERATING COSTS.

Our Bylaws allow us to indemnify our directors and officers against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our officers and directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if our officers and directors file a claim against us for indemnification, the associated expenses could also increase our operating costs.

Risks Related to the Company’s Market and Strategy

WE FACE INTENSE COMPETITION AND OUR FAILURE TO COMPETE EFFECTIVELY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

            The electronic cigarette industry is extremely competitive. We compete with other sellers of electronic cigarettes, most notably British American Tobacco, Lorillard, Inc., Altria Group, Inc. and Reynolds American Inc., through their electronic cigarettes business segments; the nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

            We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCT OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The company’s growth strategy is substantially dependent upon its ability to market its product successfully to prospective vendors. However, its product may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s product to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The company expects to experience growth for the foreseeable future, after we raise enough funds to start the implementation of our Plan of Operations. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

BECAUSE THE INDUSTRY IS DEPENDENT UPON GENERAL ECONOMIC CONDITIONS AND UNCERTAINTIES, FUTURE DEVELOPMENTS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

East African trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

WE MAY NOT BE ABLE TO ESTABLISH SUSTAINABLE RELATIONSHIPS WITH LARGE RETAILERS OR NATIONAL CHAINS.

            We believe the best way to develop brand and product recognition and increase sales volume is to establish relationships with large retailers and national chains. We may not be able to sustain these relationships or establish other relationships with large retailers or national chains or, even if we do so, sustain such other relationships. Our inability to develop and sustain relationships with large retailers and national chains will impede our ability to develop brand and product recognition and increase sales volume and, ultimately, require us to pursue and rely on local and more fragmented sales channels, which will have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON THIRD PARTY MANUFACTURERS FOR OUR PRODUCTS.

            We depend on third party manufacturers for our electronic cigarettes. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply and/or consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

            Although we believe that several alternative sources for the components, chemical constituents and manufacturing services necessary for the production of our products are available, any failure to obtain any of the foregoing would have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE UNABLE TO SUCCESSFULLY PROMOTE AND MAINTAIN OUR BRANDS.

            We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large client base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

DISRUPTION OF OUR SUPPLY OR DISTRIBUTION CHAINS COULD ADVERSELY AFFECT OUR BUSINESS.

Damage or disruption to our third party manufacturing or distribution capabilities due to weather, natural disaster, fire, environmental incident, terrorism, pandemic, strikes, the financial or operational instability of key suppliers, distributors, warehousing, and transportation providers, or other reasons could impair the manufacture or distribution of our products. If we are unable or it is not financially feasible to mitigate the likelihood or potential impact of such events, our business and results of operations could be negatively affected and additional resources could be required to restore our supply chain.

INTERNET SECURITY POSES A RISK TO OUR E-COMMERCE SALES.

            We will generate a portion of our sales through e-commerce sales on our websites. Any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

WE CURRENTLY DO NOT HAVE ANY CUSTOMERS AND WE CANNOT GUARANTEE WE WILL OBTAIN ANY CUSTOMERS, OR THAT WE WILL EVER MAKE A PROFIT.

            We have not yet established a client base and we cannot guarantee we will be able to do so in the near future or ever. Even if we are able to establish a client base for our infrastructure project services, there is no guarantee that we will be able to provide our services profitably. If we are unable to operate profitably, we may have to suspend or cease operations and you could lose your entire investment.

Risks Related to Government Regulation

THE POTENTIAL REGULATION OF ELECTRONIC CIGARETTES BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

            On April 24, 2014, the United States Food and Drug Administration (the “FDA”) released proposed rules that would extend its regulatory authority to electronic cigarettes and certain other tobacco products under the Family Smoking Prevention and Tobacco Control Act (the “Tobacco Control Act”). We are in the process of reviewing and analyzing the proposed rules and their impact on our business. We preliminarily note that the proposed rules would require that electronic cigarette manufacturers (i) register with the FDA and report electronic cigarette product and ingredient listings; (ii) market new electronic cigarette products only after FDA review; (iii) only make direct and implied claims of reduced risk if the FDA confirms that scientific evidence supports the claim and that marketing the electronic cigarette product will benefit public health as a whole; (iv) not distribute free samples; (v) implement minimum age and identification restrictions to prevent sales to individuals under age 18; (vi) include a health warning; and (vii) not sell electronic cigarettes in vending machines, unless in a facility that never admits youth. The proposed regulation is subject to a 75-day public comment period, following which the FDA will finalize the proposed regulation. It is not known how long this regulatory process to finalize and implement the rules may take. Accordingly, although we cannot predict the content of any final rules from the proposed rules or the impact they may have, we believe that if the final rules enacted are materially more stringent then the proposed rules they could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE ARE TAXED LIKE OTHER TOBACCO PRODUCTS OR IF WE ARE REQUIRED TO COLLECT AND REMIT SALES TAX ON CERTAIN OF OUR INTERNET SALES.

            Presently the sale of electronic cigarettes is not subject to federal, state and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on their sales. Should federal, state and local governments and or other taxing authorities impose excise taxes similar to those levied against conventional cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products, as consumers may be unwilling to pay the increased costs for our products.

            We may be unable to establish the systems and processes needed to track and submit the excise and sales taxes we collect through Internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our business, results of operations and financial condition. States such as New York, Hawaii, Rhode Island and North Carolina have begun collecting sales taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of that state. The requirement to collect, track and remit sales taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin, either of which would have a material adverse effect on our business, results of operations and financial condition.

LIMITATION BY STATES ON SALES OF ELECTRONIC CIGARETTES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO SELL OUR PRODUCTS.

            If one or more states from which we generate or anticipate generating significant sales bring actions to prevent us from selling our products unless we obtain certain licenses, approvals or permits and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us then we may be required to cease sales and distribution of our products to those states, which would have a material adverse effect on our business, results of operations and financial condition.

THE FDA HAS ISSUED AN IMPORT ALERT WHICH HAS LIMITED OUR ABILITY TO IMPORT CERTAIN OF OUR PRODUCTS.

            As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent to us by our Chinese suppliers. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release our products to us, to a mandatory and definitive hold we will no longer be able to ensure a supply of saleable product, which will have a material adverse effect on our business, results of operations and financial condition. We believe this FDA import alert will become less relevant to us as and when the FDA regulates electronic cigarettes under the Tobacco Control Act.

THE APPLICATION OF THE PREVENT ALL CIGARETTE TRAFFICKING ACT AND/OR THE FEDERAL CIGARETTE LABELING AND ADVERTISING ACT TO ELECTRONIC CIGARETTES WOULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.

            At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labelling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes could result in additional expenses, could prohibit us from selling products through the internet and require us to change our advertising and labelling and method of marketing our products, any of which would have a material adverse effect on our business, results of operations and financial condition.

WE MAY FACE THE SAME GOVERNMENTAL ACTIONS AIMED AT CONVENTIONAL CIGARETTES AND OTHER TOBACCO PRODUCTS.

            Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

•	the levying of substantial and increasing tax and duty charges;

•	restrictions or bans on advertising, marketing and sponsorship;

•	the display of larger health warnings, graphic health warnings and other labelling requirements;

•	restrictions on packaging design, including the use of colors and generic packaging;

•	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

•	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

•	requirements regarding testing, disclosure and use of tobacco product ingredients;

•	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

•	elimination of duty free allowances for travellers; and

•	encouraging litigation against tobacco companies.

            If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to Doing Business in Uganda, Tanzania, Ethiopia and Kenya

OUR BUSINESS OPERATIONS MAY BE ADVERSELY AFFECTED BY SOCIAL AND POLITICAL UNREST IN UGANDA, TANZANIA, ETHIOPIA AND KENYA.

            We intend to focus our operations in the East African nations of Uganda, Tanzania, Ethiopia and Kenya, all of which have experienced political unrest in the past. Our business operations could be negatively impacted if any of these nations experiences a period of social and political unrest. Any projects that we undertake in any area subject to political or social unrest could be interrupted if we are unable to hire or retain qualified contractors, or if we are denied access to or otherwise unable to access our projects. We may be required to make additional expenditures to provide increased security for our projects and in order to protect the project, our equipment or contractors and personnel working at a given project site. Significant delays on our projects or increases in expenditures will likely have a material adverse effect on our financial condition and results of operations in the future.

OUR BUSINESS AND OPERATIONS MAY BE ADVERSELY AFFECTED BY ECONOMIC INSTABILITY AND ADVERSE BUSINESS AND OPERATING CONDITIONS IN UGANDA, TANZANIA, ETHIOPIA AND KENYA,

            Relative to companies operating in developed countries, our business and operations will be susceptible to both weaker legal institutions and more complex and costly regulatory processes in the East African Community.  Across regions, entrepreneurs in developing economies such as Uganda, Tanzania, Ethiopia and Kenya face regulatory environments that are, on average, less business-friendly than economies classified as “high-income” by the Organization for Economic Co-operation and Development. Therefore, our company may, for example, face higher costs and more bureaucratic procedures to register to do business, obtain construction permits, register or secure real property, pay  taxes, and trade across borders. Additionally, these problems will not only result in higher costs and commitments of time to deal with governmental bureaucracy, but our company will also be faced with a less business-friendly regulatory environment.  This will mean weaker legal protections for minority shareholders, weaker collateral laws and weaker institutions—such as courts, credit bureaus and collateral registries.

            Despite the enormous opportunities that exist in the developing economies of Eastern Africa there are also inherent economic and sociopolitical risks of doing business in Uganda, Tanzania, Ethiopia or Kenya. The key economic risks range from weak fiscal and monetary policies, high inflation, volatile currencies, high taxes, nationalization issues, skilled labor shortages, inadequate legislation and bureaucratic red tape.  Sociopolitical risks include general political instability, crime and safety concerns, graft and corruption, and complex stakeholder relations in the context of land use and development. Most business operators in Africa will also agree that the poor state of physical infrastructure, especially concerning electricity and transportation, is one of the biggest impediments to operating a business in Africa.

            Although the key business indicators are improving, the region’s operating environment remains one of the most difficult in the world because of the above described risks.  All or any one of these risks may increase our cost of doing business or cause our business to fail, which could result in the loss of your investment.

OUR BUSINESS AND OPERATIONS MAY BE NEGATIVELY IMPACTED BY LAWS AND REGULATIONS APPLICABLE TO FOREIGN OWNED COMPANIES AND BARRIERS TO FOREIGN INVESTMENT.

            In part because of its often troubled colonial history, the political and business climate in Eastern Africa is often marked by strong economic nationalism manifested by direct legal barriers or indirect business climate barriers. These barriers include but are not limited to unpredictable actions of nationalization, opaque regulatory approval processes which may favor local firms, delays in customs clearances or visa approvals for expatriate workers, and foreign ownership restrictions in respect of lands and infrastructure.  We anticipate that the lack of predictability with respect to the treatment of foreign investment in Eastern Africa may negatively affect our ability to raise project financing.  Additionally, any adverse legal or political shift targeted at foreign owned enterprise or investment may result in cost increases, business interruptions, asset seizures or other adverse consequences for our business.  Although we intend to mitigate the risk of these possibilities by conducting our business through domestically incorporated subsidiaries and local agents, and although we cannot identify any particular policy, law, or condition that may negatively impact our business at this time, we will have little recourse should any negative conditions arise, and our business could suffer irrecoverable loss or fail as a result.

POTENTIAL IMPACT OF CONTROL OF CURRENCY CONVERSION OR RESTRICTIONS ON DIVIDENDS OR ABILITY TO TRANSFER FUNDS OUT OF UGANDA, TANZANIA, ETHIOPIA AND KENYA MAY NEGATIVELY IMPACT OUR BUSINESS.

            There are no foreign exchange rules and the ability to move funds in and out of Kenya, Uganda and Tanzania, Ethiopia does not have any obstacles except that transactions larger than USD$10,000 must be reported to the central banks of the counties, respectively.  Therefore, our company may potentially find its business operations delayed due to red tape and business growth limited or slowed due to a lack of adequate infrastructure in place.

INTEREST RATE RISK

            A typical purchase contract from our suppliers requires that we furnish an earnest money deposit, a performance guaranty and the ability to discount letters of credit.  Finally, as interest rates rise, our cost of capital increases thus impacting our margins.

ANY DOWNGRADING OF KENYA, UGANDA OR TANZANIA, ETHIOPIA’S DEBT RATING BY AN INTERNATIONAL RATING AGENCY, OR AN INCREASE IN INTEREST RATES IN ANY OF THESE COUNTRIES, COULD ADVERSELY AFFECT OUR ABILITY TO GENERATE OR USE LETTERS OF CREDIT.

            With our vendors we are attempting to establish a record of execution that can eventually lead to back-to-back Letters of Credit, which would greatly enhance our business and help us grow rapidly.  Back-to-back Letters of Credit are used primarily in international transactions, with the first Letter of Credit serving as collateral for the second.  Any adverse revisions to the credit ratings for Kenya, Uganda and Tanzania, Ethiopia for domestic and international debt by international rating agencies as well as an increase in interest rates or a tightening of credit may adversely affect our ability to finance growth through back-to-back Letters of Credit, which could lead to a decrease in our growth rate, adversely affecting our stock price.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.003. The following table sets forth the uses of proceeds assuming the sale of 25% ($22,500), 50% ($45,000), 75% ($67,500) and 100% ($90,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ. There is no assurance that we will be able to raise any funds through this offering or otherwise.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 22,500	$ 45,000	$ 67,500	$ 90,000

NET PROCEEDS FROM THIS OFFERING	$ 12,500	$ 35,000	$ 57,500	$ 80,000

Purchase of Samples	$ -	$ 2,500	$ 7,500	$ 15,000

Rent and Salaries	$ -	$ 12,500	$ 30,000	$ 35,000

Software Development	$ -	$ 5,000	$ 5,000	$ 10,000

General and Administrative*	$ 12,500	$ 15,000	$ 15,000	$ 20,000

*This includes reporting expenses for the year (including legal, audit, EDGAR services).  Increases in costs can be attributed to an increase in reporting complexity due to expanding operations.

The actual costs may differ from the above values, because those were estimated by the Company. For the expected time for completion of the steps above, see Plan of Operation.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Guled.  The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to ensure maintenance of reporting status for the next twelve months.

If we cannot raise enough funds to start our Plan of Operations, we would need to seek capital from other resources such as debt financing in order to develop our products. Even if we are able to raise enough funds to implement our plan of operations, we will need to seek capital from other sources to fully develop our products.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The price of the current offering is fixed at $0.003 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on May 7, 2014. The Company’s sole officer and director paid $0.001 per share, a difference of $0.002 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment:

Percent of Shares Sold	25%	50%	75%	100%
Number of shares sold	7,500,000	15,000,000	22,500,000	30,000,000
Anticipated net offering proceeds	$12,500	$35,000	$57,500	$80,000
Total shares issued and outstanding post offering	32,500,000	40,000,000	47,500,000	55,000,000
Offering price per share	$0.003	$0.003	$0.003	$0.003
Pre-offering net tangible book value/share	$0.00051	$0.00051	$0.00051	$0.00051
Post offering net tangible book value/share	$0.00083	$0.00129	$0.00159	$0.00181
Increase (Decrease) in net tangible book value per share after offering	$0.00032	$0.0078	$0.00108	$0.00130
Dilution per share to new shareholders	$0.00217	$0.00171	$0.00141	$0.00119
New shareholders percentage of ownership after offering	23.1%	37.50%	47.37%	54.55%
Existing stockholder percentage of ownership after offering	76.9%	62.50%	52.63%	45.45%

PLAN OF DISTRIBUTION

We are offering common stock for sale. If we are unable to sell our stock and raise money, we will not be able to implement our business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by us. All of these shares will be offered to business associates, friends, and family of our sole director and officer, Ahmed Guled, as well as the general public in all jurisdictions that its prospectus is valid in and will not be limited to any region or country.

Our common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

As of the date of this prospectus, we have 25,000,000 common shares issued and outstanding. The Company is registering an additional of 30,000,000 shares of its common stock for possible sale at the price of $0.003 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will receive all proceeds from the sale of the shares. The price per share is fixed at $0.003. Prior to being quoted on the OTCQB, we company may sell our shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Market (OTCQB).  In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCQB, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company must be made at the fixed price of $0.003 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 30,000,000 shares, or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.  Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering placed in the corporate escrow account and all funds raised regardless of the amount will be available to the Company.  We will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.   Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2.   Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.   Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

      In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

      We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Holders of Our Common Stock

             As of the date of this prospectus, we have no shareholders, other than our sole officer and Director, Mr. Guled. There are no other affiliates to the Company and Mr. Guled will not purchase any of the shares offered herein.

Currently, we have one (1) holder of record of our common stock, Mr. Guled. Mr. Guled owns 25,000,000 shares that would be subject to the resale restrictions of Rule 144. Under Rule 144(k), once Mr. Guled is no longer affiliate of the Company (as long as the holder has not been an affiliate during the three months prior to the sale) and has held the restricted securities for more than six months; Mr. Guled could freely sell such securities without compliance. Affiliates, however, are not eligible to use Rule 144(k) and therefore must always comply with the applicable Rule 144 conditions for resale of their securities.

Rule 144 Shares

Our securities may only be sold pursuant to an effective registration statement, or a valid exemption from registration.  Rule 144 under the Securities Act of 1933 creates a safe harbor for the sale of securities under the exemption set forth in Section 4(1) of the Securities Act.

However, the Registrant is a “Shell Company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, and Rule 144 is not available to securities of Shell Companies. Furthermore, Rule 144 is only available to securities of former shell companies after certain conditions have been met.  A Shell Company is a registrant, other than an asset-backed issuer, that has: no or nominal operations; and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.00001 per share. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

We have 25,000,000 shares of our common stock issued and outstanding as the date of this prospectus held by 1 holder of record.

Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no pre-emptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Pre-emptive Right

No holder of any shares of our company stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming all of the shares offered by this prospectus are sold, our sole officer and director will own approximately 40% of our outstanding shares.

Preferred Stock

We have an authorized class of preferred stock consisting of 100,000,000 shares of preferred stock with par value of $0.00001.  No shares of preferred stock are currently issued and outstanding.

Dividend Policy

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Share Purchase Warrants and Options

As of the date of this Prospectus there are no share purchase warrants or options issued and outstanding.

Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

Rule 144 Restrictions on Resale

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, we will act as our own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

            Gregg Jaclin and Szaferman Lakind located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

DESCRIPTION OF BUSINESS

Business Development

            SIRRUS CORP. is a start-up company incorporated in the State of Nevada on May 7, 2014 with a fiscal year ending August 31. We are seeking to engage in the designing, marketing and distribution of electronic cigarettes (“e-cigarette”) in East Africa.

Our office is located at Nyeri Motor Services Building, Moi Nyayo Way, Nyeri, Kenya and our telephone number is +254722668059. Our registered statutory office is located at 711 S. Carson Street, Suite 6, Carson City, Nevada 89701, (775) 882-4641. We do not own any property.

            E-cigarettes are battery-powered products that simulate tobacco smoking through inhalation of nicotine vapor without the fire, flame, tobacco, tar, carbon monoxide, ash, stub, smell and other chemicals found in traditional combustible cigarettes.

            We endeavor to capitalize on a rapidly growing cigarette consumer market in East Africa.  Cigarette consumption historically has been highest in high-income countries, but because of targeted marketing, increased social acceptability, continued economic development, and population increases, consumption is expected to increase in low- and middle-income countries. Cigarette consumption in Western Europe dropped by 26% between 1990 and 2009 but increased in the Middle East and Africa by 57% during the same period.

            Africa is poised to become the “future epicenter of the tobacco epidemic,” according to a new analysis from the American Cancer Society[1].  It indicates that the number of adults in Africa who smoke could increase to 572 million by 2100, from 77 million today, unless leaders take steps to curb current trends. The report highlights several reasons for the increase in smoking rates:

▪ In Africa, 9% of boys and 3% of girls smoke -- both rates are high compared with other developing regions.

▪ Africa is set for massive population growth. The region now accounts for 12% of the global population -- this will climb to 30% by 2100. The study concludes that because of this, Africa will have the second-highest number of smokers of any region by 2060.

▪ African nations experienced strong economic growth in the 2000s, which means more people have more money to spend on cigarettes.

            We believe this strong consumer demand will lead retailers to allocate additional shelf space to smoking related products and we will strive to offer our products at or near points of distribution where traditional cigarettes are available in the markets we serve.  We believe e-cigarettes offer a compelling alternative for smokers, relative to traditional cigarettes.

            Our goal is to become the leading e-cigarette marketer and distributor in the East Africa. We expect to achieve our goal by maximizing our points of distribution, maintaining our low-cost position and continuing to differentiate our products and brands in order to resonate with consumers in local markets around the region.

            Our strategy is to increase our sales by penetrating new and emerging markets where we expect rising consumer incomes and an increase in demand for e-cigarettes.  Cigarette smokers in these emerging markets are our target demographic and represent our primary source of revenue growth.

________________________________________________

[1] American Cancer Society, Tobacco Use in Africa: Tobacco Control Through Prevention, 2013

            We will focus on rapidly securing retail distribution in Kenya and East African markets through strategic partnerships with key retailers and distributors.  We believe strong consumer demand will lead retailers to allocate additional shelf space to smoking related products and we strive to offer our products at or near every point of distribution where traditional cigarettes are available in the markets we serve.  We believe e-cigarettes offer a compelling alternative for smokers, relative to traditional cigarettes. Our goal is to become the leading e-cigarette marketer and distributor in the East Africa. We expect to achieve our goal by maximizing our points of distribution, maintaining our low-cost position and continuing to differentiate our products and brands in order to resonate with consumers in local markets around the region.

Our Product Line

SR 100 e-cigarette

500 Puff e-cigarette

800 Puff e-Hookah

e-Cigars

E cigarette-How it Works

            An electronic cigarette, also known as an e-cigarette, vapor cigarette or an e-cig, is a cylinder-shaped device made of stainless steel or plastic that imitates a cigarette in terms of its appearance, use and sometimes taste. E-cigarettes produce a vapour that resembles smoke and a glow that resembles the tip of a cigarette. They consist of a battery-powered delivery system that vapourizes and delivers a liquid chemical mixture that may be composed of various amounts of nicotine, propylene glycol, and other chemicals.

A typical electronic cigarette consists of three components:

•         A cartridge containing nicotine, water, and flavouring in a base of propylene glycol, vegetable glycerine, or polyethylene glycol 400 (Note: not all cartridges or solutions contain nicotine);

•         An atomizer containing a heating element which turns the liquid nicotine into a vapour; and

•         A battery to power the atomizer and the indicator light that glows like a lit cigarette when inhaled.

When a user draws air through the electronic cigarette and/or vaporizer, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge, the solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.

MARKET, INDUSTRY AND OTHER DATA

            Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our services. These data involve a number of assumptions and limitations. We have not independently verified the accuracy of any third party information. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in section entitled “Risk Factors” of this prospectus and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Our Market Opportunity

Global Growth

            We operate within the rapidly growing and global e-cigarette industry, an emerging product category that is taking market share from the $756 billion global tobacco industry. The American Cancer Society estimates that there are 1.3 billion tobacco smokers in the world, consuming approximately 6 trillion cigarettes per year, or 190 thousand cigarettes per second. Tobacco use is the leading cause of preventable illness and death, causing more than 5 million annual deaths across the globe according to the Center for Disease Control and Prevention (“CDC”). We believe e-cigarettes offer a compelling alternative for current smokers, relative to traditional cigarettes.

            Still in the early stages of its market penetration, the e-cigarette industry is highly fragmented with approximately 250 brands worldwide according to the CDC. Primarily propelled by the cannibalization of the traditional tobacco industry, the global e-cigarette industry has recently experienced dramatic growth. According to Euromonitor, e-cigarettes accounted for approximately $3.5 billion in 2013 global retail sales, with approximately 40% of sales generated in the U.S., 30% of sales generated in Europe, and 30% of sales generated in the rest of the world (“ROW”). Euromonitor estimated that significant market growth was achieved from 2012 to 2013 with the U.S., Europe and ROW generating growth rates of 180%, 160%, and 150%, respectively. Euromonitor projects e-cigarette sales to represent approximately $51 billion, or 4 % of the global tobacco and tobacco alternatives market industry by 2030. We believe that our company will be well positioned to benefit from, and take advantage of, these attractive market trends in the coming years.

Source: Euromonitor International 2013.

Kenya and East African Growth

            Cigarette consumption historically has been highest in high-income countries, but because of targeted marketing, increased social acceptability, continued economic development, and population increases, consumption is expected to increase in low- and middle-income countries. Cigarette consumption in Western Europe dropped by 26% between 1990 and 2009 but increased in the Middle East and Africa by 57% during the same period.  Our strategy is to increase our international sales by penetrating new and emerging markets where we expect rising consumer incomes and an increase in demand for e-cigarettes. Kenya is the most developed economy in East Africa. We believe Kenya has favorable market characteristic and is poised for growth in e-cigarette consumption as a viable alternate to tobacco cigarettes. According to Euromonitor, Kenya was a leading nation in growth of smoking prevalence from 2007 to 2012, with an increase of 15% during this time frame. In spite of stronger efforts by the Kenyan government to curb smoking in the country, both retail and illicit trade volume sales of cigarettes continued to increase during 2012. This was mostly the result of an increase in the absolute number of smokers as well as some consumers increasing cigarette consumption. Overall, volume sales increased by 7% in 2012. We believe this continued growth in Kenya represents a market opportunity for growing e-cigarette businesses in the region.  We believe we are well positioned to benefit from, and take advantage of these attractive market trends in the coming years.

BUSINESS STRATEGY AND OPERATIONS

Internet

            We will advertise our products primarily through our direct marketing campaign, on the Internet. We will also attempt to build brand awareness through social media marketing activities, web-site promotions, and pay-per-click advertising campaigns.

Point of Sale Marketing

            We believe it is vital to invest in point of sale marketing, including impactful displays and product placements within retail stores. We believe that packaging and point of sale marketing and display has the highest return on investment of any marketing activity. We believe our attractive branding and packaging will resonates with our key target audience, providing higher visibility to users at the point of purchase to drive sales.

Value Positioning

            Our value pricing allows our retailers to enjoy the highest landed margins in the industry with attractive pricing for consumers. We believe we have differentiated ourselves from competitors through our distinct supply chain, which has allowed us to sustain our low-cost position. We believe our low-cost position is driven by direct sourcing, effective and efficient marketing and lean operations with a focus on continuous cost reduction. This cost advantage allows us to offer an attractive price proposition to our retail and distribution customers. Our low-cost position originates at our manufacturing facilities in China, where we work directly with our manufacturing partners instead of using third party sourcing agents. Further, in contrast to many of our competitors, who incur considerable advertising and marketing expenditures, we believe that having the majority of our marketing in-store at the point of purchase provides the highest return on investment.

Moving with Product Trends

            The global e-cigarette industry is continually evolving. We will continue to focus our efforts on identifying shifting consumer preferences and responding to those shifts before our competitors. We believe that it is paramount to quickly identify consumer and product trends in each geographic location, analyze and adapt our business as needed, and rapidly drive appropriate changes to our other markets. We plan to continue to adapt to new technologies and products in order to increase our share of the market.

Distribution and Sales

            We will offer our electronic cigarettes and related products through our online store at www.sirruscorp.com  and through a wholesale distributor reseller network for large bulk orders. Since their introduction, electronic cigarettes have predominantly been sold online, while tobacco products, most notably cigarettes are currently sold at retail locations. We believe that future growth of electronic cigarettes is dependent on higher volume, lower margin sales channels, like the broad based distribution network through which tobacco cigarettes are sold. We believe we can increase sales to new and existing retail and distribution customers by offering them attractive value chain economics through competitive mark-ups.  We are focused on rapidly securing additional retail distribution in East African markets through strategic partnerships with key retailers and distributors.

Manufacturing

            We have no manufacturing capabilities and do not intend to develop any manufacturing capabilities. We depend on third party manufacturers for our electronic cigarettes, vaporizers and accessories. Our customers associate certain characteristics of our products including the weight, feel, draw, flavor, packaging and other unique attributes of our products to the brands we market, distribute and sell. Any interruption in supply and or consistency of our products may harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

            The company currently relies on third party manufacturers for the production of our products.  Our products are manufactured on a purchase-order basis with production being initiated following receipt of an initial payment from us. On September 17, 2014, we have established two Exclusive Distribution Agreements with two separate e-cigarette manufactures.

            Both Agreements state that we shall undertake to buy not less than 100 of the aforesaid devices during the first three months from our manufacturer, of which exclusivity will become effective after the delivery of the initial sample order which we should place to the manufacturer in the first month, and the sample order should be no less than 100 devices.  If an additional 100 Devices have been purchased in the first year, the exclusivity agreement shall continue for five full years thereafter. If we fail to purchase an additional 100 devices in the first year, the exclusivity agreement will be voided.

Distributor’s Sales Territory

            The sales territory designated for both Agreements is the geographical area of Kenya, Uganda, Tanzania, Rwanda, Ethiopia, Burundi and Southern Sudan as the area mutually agreed upon for which we shall have sales responsibility and in which we will exert our efforts for sales, marketing, and distribution of the aforesaid products.

            Our manufacturer provides us with finished products, which we hold in inventory for distribution, sale and use. Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

            Although we believe that several alternative sources for our products are available, any failure to obtain the components, chemical constituents and manufacturing services necessary for the production of our products would have a material adverse effect on our business, results of operations and financial condition

Competition

            The e-cigarette industry is extremely competitive with low barriers to entry. Competition is based on availability, brand development and recognition and price. We compete with other sellers of e-cigarettes, such as big tobacco companies- through their electronic cigarettes business segments, independent domestic and international e-cigarette companies, small internet and kiosk e-cigarette companies as well as multiple resellers and distributors.

            Our direct competitors sell products that are substantially similar to ours and through the same channels we use to sell our products.   We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products. We compete with these direct competitors for sales through the internet as well as distributors, wholesalers and retailers including national chain stores, tobacco shops, gas stations, grocery chains and other outlets associated with the selling of tobacco products.

Government Regulation

Kenya

            The Kenyan government has introduced market-based reforms and provided more incentives for both local and foreign private investment. Foreign investors seeking to establish a presence in Kenya generally receive the same treatment as local investors, and multinational companies make up a large percentage of Kenya's industrial sector. Furthermore, there is no discrimination against foreign investors in access to government-financed research, and the government's export promotion programs do not distinguish between local and foreign-owned goods.

            The Companies Ordinance, the Partnership Act, the Foreign Investment Protection Act, and the Investment Promotion Act of 2004 provide the legal framework for foreign direct investment (FDI). To attract investment, the Kenyan government enacted several reforms, including abolishing export and import licensing except for a few items listed in the Imports, Exports and Essential Supplies Act; rationalizing and reducing import tariffs; revoking all export duties and current account restrictions; freeing the Kenya shilling's exchange rate; allowing residents and non-residents to open foreign currency accounts with domestic banks; and removing restrictions on borrowing by foreign as well as domestic companies. In 2005, the Kenyan government reviewed its investment policy and launched a private sector development strategy. One component of this effort was a comprehensive policy review by UNCTAD that was the basis for the 2005 UNCTAD Investment Guide to Kenya, published in conjunction with the International Chamber of Commerce (ICC).

            Kenya's investment code, articulated in the Investment Promotion Act of 2004, which came into force in 2005, streamlined the administrative and legal procedures to create a more attractive investment climate. The act’s objective is to attract and facilitate investment by assisting investors in obtaining the licenses necessary to invest and by providing other assistance and incentives. The act replaced the government's Investment Promotion Center with the Kenya Investment Authority (KIA).

            Kenyan investment law is modeled on British investment law. The Companies Act, the Investment Promotion Act, and the Foreign Investment Act are the main pieces of legislation governing investment in Kenya. Kenyan law provides protection against the expropriation of private property, except where due process is followed and adequate and prompt compensation is provided. Various bilateral agreements also guarantee further protection with other countries. Expropriation may only occur for either security reasons or public interest. The Kenyan government may revoke a foreign investment license if (1) an untrue statement is made while applying for the license; the provisions of the Investment Promotion Act or of any other law under which the license is granted are breached; or, if (2) there is a breach of the terms and conditions of the general authority. The Investment Promotion Act of 2004 provides for revocation of the license in instances of fraudulent representation to the Kenya Investment Authority (KIA) by giving a written notice to the investor granting 30 days from the date of notice to justify maintaining the license. In practice, the KIA rarely revokes licenses.

            Kenya is a member of the World Bank-affiliated Multilateral Investment Guarantee Agency (MIGA), which issues guarantees against non-commercial risk to enterprises that invest in member countries. It is also a signatory to the Convention on the Settlement of Investment Disputes between States and Nationals of Other States. The Convention established the International Center for Settlement of Investment Disputes (ICSID) under the auspices of the World Bank. Kenya is also a member of the Africa Trade Insurance Agency (ATIA) as well as many other global and regional organizations and treaties, including the Common Market for Eastern and Southern Africa (COMESA); the Cotonou Agreement between the European Union and the African, Caribbean and Pacific States (ACP); the East African Community (EAC); the Paris Convention on Intellectual Property, the Universal Copyright Convention, and the Berne Copyright Convention; the World Intellectual Property Organization (WIPO); and the World Trade Organization (WTO). Kenya has also signed double taxation treaties with a number of countries, including Canada, China, Germany, France, Japan, Netherlands, and India. On November 27, 2007, Kenya joined with its EAC sister states in signing the first-ever interim economic partnership agreement (EPA) with the European Community (EC). In mid-July 2008, Kenya and its fellow EAC members signed a Trade and Investment Framework Agreement (TIFA) with the United States at the conclusion of the 2008 African Growth and Opportunity Act (AGOA) Forum in Washington, D.C.

            Foreign investors are able to obtain credit on the local market; however, the number of credit instruments is relatively small. Legal, regulatory, and accounting systems are generally transparent and consistent with international norms. The corporate tax for newly listed companies is 25 percent for a period of five years from the date of listing. The withholding tax on dividends is 7.5 percent for foreign investors and 5 percent for local investors. Foreign investors can acquire shares in a listed company subject to a minimum reserve ratio of 40 percent of the share capital of the listed company for domestic investors, with the remaining 60 percent considered as a free float available to local, foreign, and regional investors without restrictions on the level of holding. To encourage the transfer of technology and skills, the government allows foreign investors to acquire up to 49 percent of local stockbrokerage firms and up to 70 percent of local fund management companies. Dividends distributed to residents and non-residents are subject to a final withholding tax at the rate of 5 percent. Dividends received by financial institutions as trading income are not subject to tax. In 2007, the Kenyan government granted two fiscal incentives to encourage growth of capital markets: exemption from income tax on interest income accruing from cash flows of securitized assets; and exemption from income tax on interest income accruing from all listed bonds with at least a maturity period of three years. The fiscal incentive targets providers of infrastructure services such as roads, water, power, telecommunication, schools, and hospitals. Company capital expenditures on legal costs and other incidental expenses associated with listing by introduction at the NSE are tax deductible.

            The Kenyan government focuses its investment promotion on opportunities that earn foreign exchange, provide employment, promote backward and forward linkages, and transfer technology. The only significant sectors in which investment (both foreign and domestic) are constrained are those where state corporations still enjoy a statutory monopoly. These monopolies are restricted almost entirely to infrastructure (e.g., power, posts, telecommunications, and ports), although there has been partial liberalization of these sectors. For example, in recent years, five Independent Power Producers (IPPs) have begun operations in Kenya.

            Work permits are required for all foreign nationals wishing to work in the country, and the Kenyan government requires foreign employees to be key senior managers or have special skills not available locally. Still, any enterprise, whether local or foreign, may recruit expatriates for any category of skilled labor if Kenyans are not available. Currently, foreign investors seeking to hire expatriates must demonstrate that the specific skills needed are not available locally through an exhaustive search, although the Ministry of Labor plans to replace this requirement with an official inventory of skills that are not available in Kenya, as discussed below. Firms must also sign an agreement with the government describing training arrangements for phasing out expatriates.

            Kenya does not have a bilateral investment trade agreement with the United States, although there are hopes that this might change sometime in the future. According to UNCTAD, Kenya has signed bilateral investment agreements with Burundi, China, Finland, France, Germany, Iran, Italy, Libya, Netherlands, Switzerland, and the United Kingdom, although only those with Germany, Italy, Netherlands, and Switzerland have entered into force as of June 2011. Kenya and its EAC partners signed a Trade and Investment Framework Agreement with the United States in July 2008 as a bloc.

            A company incorporated outside Kenya may carry on business in Kenya through a subsidiary. In order to establish a subsidiary, the following documents and details must be submitted to the Registrar of Companies within 30 days of establishing such a subsidiary:

           A certified copy of the Charter, Statutes or Memorandum and Articles of the company, or other instruments defining the constitution of the company;
           A list of the directors and the secretary of the company;
           A statement of all existing charges entered into by the company affecting properties in Kenya;
           Names and postal addresses of one or more persons resident in Kenya authorized to accept, on behalf of the company, service of notices required to be served on the company;
           Full address of the registered or principal office of the company in its home country; and
           Full address of place of business in Kenya.

            Once the process is complete, the Registrar will issue a Certificate of Compliance. The process may take up to 4 weeks. Companies that may want to have representative or liaison offices are required to register using the above process.

Kenyan Currency Conversion and Transfer Policies

            There are no restrictions on the transfer of funds from the Kenyan operating company to  the Nevada corporation  for the payment  of dividends to our shareholders or otherwise.  As of December 1995, Kenya repealed its Foreign Exchange Control Act (ministerial decrees had previously removed nearly all limitations). There are no remaining restrictions on converting or transferring funds associated with an investment. No recent changes or plans to tighten remittance policies exist. Foreign exchange is readily available. Kenya has had a floating exchange rate since late 1993. On July 1, 1996, Kenyan shillings became freely convertible into Tanzanian and Ugandan shillings and vice versa.

            Kenya’s Foreign Investment Protection Act (FIPA) guarantees capital repatriation and remittance of dividends and interest to foreign investors, who are free to convert and repatriate profits including un-capitalized retained profits (proceeds of an investment after payment of the relevant taxes and the principal and interest associated with any loan). Kenya has no restrictions on converting or transferring funds associated with investment. Kenyan law requires the declaration of amounts above KSH 500,000 (about $5,600) as a formal check against money laundering. Foreign exchange is readily available from commercial banks and foreign exchange bureaus and can be freely bought and sold by local and foreign investors. The Kenyan shilling has a floating exchange rate tied to a basket of foreign currencies.

United Nations Guidelines on Privacy

            The right of privacy is well established in international law. The core privacy principle in modern law may be found in the UN Universal Declaration of Human Rights. Article 12 of the UDHR states ""No one shall be subjected to arbitrary interference with his privacy, family, home or correspondence, nor to attacks upon his honor and reputation. Everyone has the right to the protection of the law against such interference or attacks."

            The UN Guidelines for the Regulation of Computerized Personal Data Files (1990) set out Fair Information Practices and recommend the adoption of national guidelines to protect personal privacy. Appropriately, the UN Guidelines note that derogation from these principles "may be specifically provided for when the purpose of the file is the protection of human rights and fundamental freedoms of the individual concerned or humanitarian assistance."  More generally, the protection of privacy is considered a fundamental human right, indispensable to the protection of liberty and democratic institutions.

International Regulation

            The Tobacco industry expects significant regulatory developments to take place internationally over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). As of May 6, 2014, 178 countries, as well as the European Community, have become parties to the FCTC. The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

•	the levying of substantial and increasing tax and duty charges;

•	restrictions or bans on advertising, marketing and sponsorship;

•	the display of larger health warnings, graphic health warnings and other labeling requirements;

•	restrictions on packaging design, including the use of colors and generic packaging;

•	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

•	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

•	requirements regarding testing, disclosure and use of tobacco product ingredients;

•	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

•	elimination of duty free allowances for travelers; and

•	encouraging litigation against tobacco companies.

            If e-cigarettes are subject to one or more significant regulatory initiatives enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

General

            We cannot predict the scope of any of the new rules described above or the impact they may have on our company specifically or the e-cigarette industry generally, though they could have a material adverse effect on our business, results of operations and financial condition. In this regard, total compliance and related costs are not possible to predict and depend on the future requirements imposed by the FDA under the Tobacco Control Act, the EU Member States under the Tobacco Product Directive or by any other relevant regulatory authority under applicable law. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition and ability to market and sell our products. In addition, failure to comply with any of the rules promulgated in accordance with the Tobacco Control Act, the Tobacco Product Directive or any other applicable law could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if we are ultimately required to obtain a license to sell e-cigarettes as a medicine in the United Kingdom or elsewhere in the EU, we can give no assurances that we would be able to demonstrate to the satisfaction of the relevant competent authorities that the conditions for granting a marketing authorization are satisfied,. At present, we are not able to predict whether any of the regulation described above will impact us to a greater degree than competitors in the industry, thus affecting our competitive position

Government Regulation: Internet

            We are subject to federal, state and local laws and regulations applicable to businesses generally in the United States, where our business is incorporated in the state of Nevada. We are also subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business.  In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of data collection and GPS tracking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

            In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

            We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We intend to post on our website a privacy policy and user agreement, which will describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws, and their application to the Internet is unclear, evolving and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new regulations will be enacted. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

            In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Intellectual Property

            We do not currently possess any intellectual property that has been approved nor pending.

Research and Development

            We did not incur any significant research and development expenses during the period from May 7, 2014 (inception) to August 31, 2014.

Employees and Employment Agreements

As the date of this prospectus, we have no permanent staff other than our sole officer and director, Mr. Ahmed Guled, who is our President and CEO. Mr. Guled is employed elsewhere and has the flexibility to work on our company up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our audited financial statements as of August 31, 2014 and for the period from May 7, 2014 (inception) through August 31, 2014 are presented as follows:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sirrus Corp.
Nyeri, Kenya

We have audited the accompanying balance sheet of Sirrus Corp. as of August 31, 2014 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 7, 2014 (inception) to August 31, 2014. Sirrus Corp’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sirrus Corp. as of August 31, 2014 and the results of its operations and its cash flows for the period from May 7, 2014 (inception) to August 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Sirrus Corp. will continue as a going concern.  As discussed in Note 1 to the financial statements, Sirrus Corp. has suffered recurring losses from operations and has not generated any operating revenue since inception that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
November 3, 2014

SIRRUS CORP.

Balance Sheet

August 31, 2014

ASSETS

Current Assets

Cash and cash equivalents	$19,883

Total current assets	19,883

Deposit	300

Total Assets	$20,183

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$370
Due to related party	1,532

Total Liabilities	1,902

Stockholders’ Equity

Preferred stock, $0.00001 par value, 100,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.00001 par value, 200,000,000 shares authorized; 25,000,000 shares issued and outstanding	250
Additional paid-in capital	24,750
Accumulated deficit	(6,719)

Total Stockholders’ Equity	18,281

Total Liabilities and Stockholders’ Equity	$20,183

The accompany notes are an integral part of these financial statements.

SIRRUS CORP.

Statement of Operations

For the Period From May 7, 2014 (Inception) to August 31, 2014

Operating Expenses
General and administrative	$6,719

Total Operating Expenses	6,719

Net Loss	$(6,719)

Net Loss Per Common Share - Basic and Diluted	$(0.00)

Weighted Average Common Shares Outstanding - Basic and Diluted	25,000,000

The accompany notes are an integral part of these financial statements.

SIRRUS CORP.

Statement of Changes in Stockholders’ Equity

For the period from May 7, 2014 (Inception) through August 31, 2014

			Additional
	Common stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - May 7, 2014 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	25,000,000	250	24,750	-	25,000

Net loss	-	-		(6,719)	(6,719)

Balance - August 31, 2014	25,000,000	$250	$24,750	$(6,719)	$18,281

The accompany notes are an integral part of these financial statements.

SIRRUS CORP.

Statement of Cash Flows

For the Period From May 7, 2014 (Date of Inception) to August 31,
2014

Cash Flows from Operating Activities
Net loss	$(6,719)
Adjustments to reconcile net loss to net cash used
in operating activities:
Changes in operating assets and liabilities:
Deposit	(300)
Accounts payable and accrued liabilities	370
Cash used in operating activities	(6,649)

Cash Flows From Financing Activities
Proceeds from the sale of common stock for cash	25,000
Proceeds from related party advances	1,532
Cash provided by financing activities	26,532

Net change in cash	19,883

Cash and cash equivalents, Beginning of Period	-

Cash and cash equivalents, End of Period	$19,883

Supplementary Cash Flows Information
Interest paid	$-
Income taxes paid	$-

The accompany notes are an integral part of these financial statements.

SIRRUS CORP.

Notes to the Financial Statements

NOTE 1.           NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Sirrus Corp. (“we”, “us”, “our” or the “Company”) was formed on May 7, 2014 in Nevada.  The Company is engaged in the business of designing, marketing and distributing electronic cigarettes (“e-cigarette”) in East Africa. The Company’s products and services are all in the startup stage.

These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize it assets and discharge its liabilities in the normal course of business.  As of August 31, 2014, the Company has incurred losses totaling $6,719 since inception, has not yet generated revenue from operations, and will require additional funds to maintain our operations.   These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through continued financial support from its shareholders and private placements of common stock. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s year end is August 31.

b)      Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)      Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)      Foreign Currency Transactions

The Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency exchange rates.  The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of

NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.  Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year.  Revenues and expenses are translated at average rates for the year.  Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

e)      Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

f)       Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the period ended August 31, 2014. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. The Company has not made any sales as at August 31, 2014.

g)      Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At August 31, 2014, the Company has no potentially dilutive securities outstanding.

h)      Stock-Based Compensation

Compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  We did not grant any stock options during the period ended August 31, 2014.

i)        Income Taxes

The Company accounts for income taxes using the asset and liability method. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j)        Subsequent Events

The Company’s management reviewed all material events from August 31, 2014 through the issuance date of these financial statements for disclosure consideration.

k)      New Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting period ended August 31, 2014.

NOTE 3.           RELATED PARTY TRANSACTIONS

As of August 31, 2014, the Company owed its president and director, Ahmed Guled, $1,532 for incorporation fees he paid on the Company’s behalf.  The total amount is unsecured, non-interest bearing, and has no specific terms for repayment.

NOTE 4.           STOCKHOLDERS’ EQUITY

a)      The Company’s authorized capital consists of 200,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 shares of preferred stock with a par value of $0.00001.

b)      At inception on May 7, 2014, 25,000,000 shares of common stock were issued to the sole director of the Company at $0.00001 per share for cash proceeds of $25,000.

NOTE 5.           INCOME TAXES

The Company is subject to United States federal income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

Income tax benefit computed at the statutory rate	$2,352
Change in valuation allowance	(2,352)
Provision for income taxes	$-

Significant components of the Company’s deferred tax assets and liabilities as at August 31, 2014 after applying enacted corporate income tax rates, are as follows:

Net operating loss carry forwards	$2,352
Less: valuation allowance	(2,352)
Net deferred tax asset	$-

As of August 31, 2014, the Company has unused net operating loss carry-forwards of $6,719 which will begin to expire in 2034. The Company provided a full valuation allowance to the deferred tax asset as of August 31, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONs

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Memorandum. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Purchase of Significant Equipment

            We do not intend to purchase any significant equipment or property any time soon.

Personnel Plan

            We do not expect any material changes in the number of employees any time soon. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

            There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Plan of Operations

            Our business objectives for the next twelve months (beginning upon completion of this Offering), provided the necessary funding is available, are to expand upon our business with a focus on the development of our e-cigarette distribution and sales.

            We believe that we will be able to generate revenue once we secure 4 distribution contracts.  If we are able to establish additional contracts, we hope to generate additional revenue and prove our business model to be effective.   However, even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $180,000 in order to carry out our anticipated business operations for the next twelve months.  We are hopeful that once we are able to raise capital from this offering, we will be able to secure distribution contacts, generate revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, establish distribution contracts, or generate revenues from our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next twelve months.

            The following chart provides an overview of our budgeted expenditures for the twelve months following the completion of this Offering.  The expenditures are categorized by significant area of activity.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	35,000
Website Development and Server Acquisition	12 months	10,000
Samples and Inventory	12 months	15,000
Marketing and advertising	12 months	50,000
Investor relations and capital raising	12 months	20,000
Management fees*	12 months	10,000
Salaries and consulting fees**	12 months	10,000
General and administrative expenses***	12 months	30,000
Total		$180,000

*Management fees will consist of remuneration payable to any manager engaged to oversee the day to day operation of our business.

**Salaries will be paid to future employees or consultants retained to assist the Company with its sales and marketing efforts. Consultants may also be retained to contribute special expertise not possessed by the sole officer and director of the Company.

***General and administrative expenses are the costs which we will incur sustaining our day to day business. These include such costs such as rent, phone, utilities, insurance, business licenses and incidental expenses.

            In order to fully carry out our business plan, we need additional financing of approximately $180,000 for the next twelve months. In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders’ loans. We do not presently have sufficient financing to undertake our planned business activities. Issuances of additional shares will result in dilution to our existing shareholders.

            We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Results of Operations – Period from May 7, 2014 (inception) to August 31, 2014

We have not earned any revenues from inception through August 31, 2014

May 7, 2014 (inception) to August 31, 2014
Revenues	$-
Expenses	$6,719
Net Loss	$(6,719)

            We incurred a net loss in the amount of $6,719 for the period since May 7, 2014 (inception) to August 31, 2014.

            Our operating expenses incurred for the period from May 7, 2014 (inception) to August 31, 2014 included $153 in bank charges, $5,000 in consulting fees, $3 in foreign exchange loss, $300 rent expense and $1,263 in legal fees.

Liquidity and Capital Resources as of August 31, 2014

Working Capital	As of
August 31, 2014
Current Assets	$ 20,183
Current Liabilities	$ 1,902
Working Capital	$ 18,281

Cash Flows	From May 7, 2014 (inception) to
August 31, 2014
Net Cash Used in Operating Activities	$ (6,649)
Net Cash Provided by Financing Activities	$ 26,532
Net Increase In Cash During The Period	$ 19,883

            As of August 31, 2014, we had working capital of $18,281 and $20,183 in current assets.  We used a total of $6,649 in operating activities and raised $26,532 through financing activities.

Critical Accounting Policies

Use of Estimates

            The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

            Sales will be recorded when products are shipped or services are provided to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company has not made any sales as at August 31, 2014.

Off-Balance Sheet Arrangements

            We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director and does not have a charter.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)

Ahmed Guled	74	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

            Mr. Guled is currently employed as the General Manager at Nyeri Motor Services Limited, a dealers in Toyota, Nissan, Mitsubishi, Yamaha, and Firestone Tires. He received his Automobile and Communication diploma from Tashkent College in Mechanical Engineering in 1969.

            Mr. Guled has gone on to received several other certification in the field of mechanics such as, Toyota Dealer Profiency Certificate in 1979, Nissan Dealer Profiency Certificate in 1983 and from 1985 to the present holds a Bi-Annual Dealer Profiency courses for Nissan, Toyota, Mitsubishi.

Mr. Guled was appointed to our board of directors due to his sales and marketing experience and is qualified to act as our director due to extensive experience.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our sole director and executive officer has not, during the past ten years:

1.         Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.         Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.         Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.         Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.         Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.         Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Except as indicated above, our sole director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between Mr. Guled, other business interests, and his involvement in our company.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a current report on Form 8-K.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (May 7, 2014) through August 31, 2014.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ahmed Guled President	2014	0	0	0	0	0	0	0	0

We did not pay any salaries in fiscal 2014. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

 Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ahmed Guled	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our Board of Directors has not adopted a stock option plan. We have no plans to adopt one at the moment, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from May 7, 2014 (inception) through August 31, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ahmed Guled	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The address of listed individuals is that of our company unless otherwise noted.  The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Ahmed Guled,	25,000,000	100%	45.45%	52.63%	62.50%	76.92%

	All Officers and Directors as a Group (1 person)	25,000,000	100%	45.45%	52.63%	62.50%	76.92%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Guled is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 7, 2014, we issued a total of 25,000,000 shares of common stock to Mr. Ahmed Guled, our sole officer and director, for total cash consideration of $25,000. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mr. Guled has lent the Company $1,532 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

            No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

            Gregg Jaclin and Szaferman Lakind located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

Experts

            Our audited financial statements as of August 31, 2014 and for the period from May 7, 2014 (inception) to August 31, 2014 appearing in this prospectus and registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)        his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)        his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)        is not liable pursuant to NRS 78.138; or

(b)        acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee  or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)        is not liable pursuant to NRS 78.138; or

(b)        acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	$ 5,000
Bookkeeper	750
Accounting	6,500
Total	$ 12,250

All amounts are estimates other than the Commission’s registration fee. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next twelve months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

During the current year, we have sold the following securities which were sold in reliance on the exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have issued 25,000,000 common shares to our sole officer and director for total consideration of $25,000, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by a non-US person.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3.1	Articles of Incorporation

3.2	Bylaws

4.1	Specimen Stock Certificate

5.1	Legal Opinion

10.1	Exclusive Distribution Agreement with Shenzhen Langjietong Company

10.2	Exclusive Distribution Agreement with Shenzhen Kangxin Technology Co., Ltd.

23.1	Consent of GBH CPAs, PC

23.2*	Consent of Legal Counsel (incorporated in Exhibit 5.1)

99.1	Subscription Agreement

 * To be provided upon amendment

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 3rd day of November, 2014.

SIRRUS CORP.

BY:	/s/ Ahmed Guled
Ahmed Guled, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

            KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ahmed Guled as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ahmed Guled	President, Principal Executive Officer, Principal	November 3, 2014
Ahmed Guled	Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors